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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    ________


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 1, 2002
                                                 -------------------------------


                             INTEGRAL SYSTEMS, INC.
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               (Exact Name of Registrant as Specified in Charter)



               5000 Philadelphia Way, Lanham, Maryland 20706-4417
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                    (Address of Principal Executive Offices)

         Maryland                    0-18603                    52-1267968
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(State or Other Jurisdiction        (Commission               (IRS Employer
     of Incorporation)              File Number)            Identification No.)

       Registrant's telephone number, including area code: (301) 731-4233
                                                          -------------------


________________________________________________________________________________
          (Former Name or Former Address, if Changed Since Last Report)

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Item 2.     Acquisition or Disposition of Assets.

         On October 1, 2002, Integral Systems, Inc., a Maryland corporation ("Integral"), completed the acquisition of Real Time Logic, Inc., a Colorado corporation ("RT Logic"). Pursuant to an Agreement and Plan of Reorganization dated October 1, 2002, by and among Integral, RT Logic, ISI Merger Corp., a Colorado corporation that is a wholly owned subsidiary of Integral ("ISI"), each of the individuals designated as a Major Shareholder on Exhibit 1 attached thereto and Randal E. Culver as Shareholders' Representative (the "Reorganization Agreement"), RT Logic was merged with and into ISI Merger Corp. (the "Merger"), with ISI as the surviving corporation. In connection with the Merger, ISI Merger Corp. changed its corporate name to Real Time Logic, Inc.

         Under the Reorganization Agreement, the base purchase price payable to the shareholders of RT Logic by Integral consisted of $13.25 million in cash and 683,870 shares of Integral common stock, par value $.01 per share (the "Integral Common Stock"), of which approximately $1.5 million in cash and 77,447 shares of Integral Common Stock were placed in escrow to secure certain indemnification obligations of the RT Logic shareholders contained in the Reorganization Agreement. Integral used working capital to finance the cash portion of the base purchase price.

         The Reorganization Agreement also provides that the shareholders of RT Logic may be entitled to receive additional consideration in the form of excess purchase price and contingent purchase price.

         The excess purchase price will equal the amount (up to $1 million) by which the shareholder equity reflected on a balance sheet for RT Logic dated as of the closing date of the Merger exceeds $9,000,000. Fifty percent (50%) of any excess purchase price will be payable in cash and fifty percent (50%) will be payable in shares of Integral Common Stock (valued at $19.375 per share).

         The contingent purchase price will be payable in the event that RT Logic's business meets certain earnings performance targets during a period of up to four (4) years following the Merger. Fifty percent (50%) of any contingent purchase price will be payable in cash and fifty percent (50%) thereof will be payable in shares of Integral Common Stock. Any Integral Common Stock issued in connection with the contingent purchase price will be valued based on a 30-trading-day average leading up to the end of each applicable earnout period. The contingent purchase price is subject to claims by Integral under the indemnification provisions of the Reorganization Agreement.

         The amount and type of Merger consideration was determined on the basis of arm's length negotiations between Integral and RT Logic. It is intended that the transaction be treated as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended.

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         Patrick R. Woods, Vice President, Government Programs, of Integral,
served as an independent director of RT Logic from June 26, 2000 until the Merger and held approximately 0.3% of the outstanding shares of RT Logic common stock at the effective time of the Merger.

         The description contained in this Item 2 of the Reorganization Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the full text of the Reorganization Agreement, which is attached hereto as Exhibit 2.1.

         A copy of the press release dated October 9, 2002, regarding the consummation of the Merger is attached hereto as Exhibit 99.1.

Item 7.        Financial Statements, Pro Forma Financial Information and
               Exhibits.

               (a)   Financial Statements of Businesses Acquired.

               The financial statements required to be filed by Item 7(a) as part of this current report on Form 8-K will be filed by amendment not later than December 16, 2002.

               (b)   Pro Forma Financial Information.

               The pro forma financial information required to be filed by Item 7(b) as part of this current report on Form 8-K will be filed by amendment not later than December 16, 2002.

               (c)   Exhibits.

Exhibit 2.1 Agreement and Plan of Reorganization dated October 1, 2002, by and among Integral Systems, Inc., Real Time Logic, Inc., ISI Merger Corp., each of the individuals designated as a Major Shareholder on Exhibit 1 attached thereto and Randal E. Culver as Shareholders' Representative.

Exhibit 99.1   Press Release.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   INTEGRAL SYSTEMS, INC.

                                   By: /s/ Thomas L. Gough
                                       -----------------------------------------
                                       Thomas L. Gough
                                       President and Chief Operating Officer

Date:  October 16, 2002



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                                  EXHIBIT INDEX

Exhibit
Number      Description
------      ------------

2.1 Agreement and Plan of Reorganization dated October 1, 2002, by and among Integral Systems, Inc., Real Time Logic, Inc., ISI Merger Corp., each of the individuals designated as a Major Shareholder on
            Exhibit 1 attached thereto and Randal E. Culver as Shareholders' Representative.

99.1        Press Release.